Exhibit 99.1

Dear Fellow Shareholders:

It is time to vote your ClearOne proxy. You have less than fifteen days to have your voice heard.

ClearOne is on a roll thanks to the support and trust of you, our shareholders; the guidance of our board of directors; the vision and leadership of management; the enthusiasm of our partners; and, of course, the creative energy of our employees. We are delivering profitable growth and solid returns by managing our business with a relentless focus on operational excellence, product innovation and prudent use of hard-earned capital.

We are growing wealth for our shareholders:

•	We grew revenues to $48.4 million in 2013 (twelve months ended September 30, 2013) from $35.7 million in 2009 (twelve months ended December 31, 2009), while maintaining gross margins of about 60% and consistently generating positive cash flow.

•	Strategic acquisitions of VCON, NetStreams and MagicBox and their complementary video and network technologies fortified our flagship voice conferencing solutions, making ClearOne a player in the growing $5+ billion video communications market.

•	Early this year, ClearOne was awarded damages of $45 million related to auction rate securities sold to the company leaving us with approximately $24.4 million after legal fees and taxes. Soon after the award, the Board authorized the repurchase of up to $10 million of ClearOne stock, and we have repurchased $2.8 million so far. This is only the latest in repurchases—since our NASDAQ relisting in 2006, we have repurchased nearly $20 million or about 30 percent of ClearOne outstanding stock.

We have the right strategy to continue this momentum:

We are evaluating options to invest to grow our share price and revenue while expanding our footprint in the audio visual industry through strategic acquisitions and internal investments. With our current cash position, a debt-free balance sheet and a demonstrated ability to generate growth, we believe our focused and prudent strategy will drive additional growth and wealth for all stakeholders.

Our current strategy is working thanks to the support of ClearOne’s management team, employees, board of directors and shareholders. To continue implementing this strategy, it is critical that we have the ongoing support of our fellow shareholders. The time is NOW to vote FOR management’s recommendations and FOR ClearOne’s continued growth. I urge you to vote FOR the Board’s recommendations on your proxy to maintain our growth and preserve your power as a shareholder.

I am also pleased to report that the largest and most influential proxy advisory service – Institutional Shareholder Services (ISS) – has endorsed the Board’s proposals on every issue we consider key to the future of the company.

Please vote today. The deadline to vote for the future of your company is less than fifteen days away. Exercise your right to vote. You are important regardless of the number of shares you own. Do not delay.

You are invited to attend our Annual Meeting, scheduled to be held at ClearOne’s corporate offices on December 3, 2013 at 9 a.m. local time. Our offices are located at 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.

Sincerely,

Zee Hakimoglu

Chairman, President and Chief Executive Officer

ClearOne, Inc.

2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
CLRO Trades on NASDAQ
August 2007-Present
SEC Investigation
January 2003-July 2006
November 2008
ClearOne awarded
$10.5M in punitive
and compensatory
damages in trade
secret case
August 2008
Tender offer to
repurchase up to 20%
shares outstanding
May 2008
ClearOne adds $1M to
stock buy-back
September 2007
ClearOne announces
$3.6M stock buy-back
August 2007
CLRO begins trading on
NASDAQ
January 2007
Zee Hakimoglu named
Audio Conference CEO
of the Year
August 2006
Board authorizes $2M
stock buy-back
August 2006
Shares begin trading
on OTC Bulletin Board
April 2013
ClearOne recoups
~$500K in legal
expenses
February 2012
ClearOne acquires
VCON
October 2012
Zee Hakimoglu wins
Women in AV Award
May 2012
Board authorizes $2M
stock buy-back
Delisted from NASDAQ
April 2003-August 2007
January 2003
SEC files complaint
against ClearOne
January 2003
ClearOne delays earnings
as it assesses SEC
allegations; CEO and CFO
relieved of duties
January 2003
U.S. Attorney’s Office for
the District of Utah
begins criminal
investigation stemming
from the SEC complaint
January 2003
NASDAQ halts trading,
requests information
from ClearOne
December 2003
ClearOne settles SEC
and class action
proceedings; pays $5M
and $1.2M in shares to
former shareholders;
pays no fine to the SEC
April 2003
CLRO delisted
from NASDAQ
August 2005
ClearOne restates
consolidated financial
statements
A Decade of Progress
July 2007
Zee Hakimoglu named
Chairman of ClearOne
November 2009
ClearOne acquires
NetStreams
July 2009
Narsi Narayanan
appointed VP, Finance
July  2004
Zee Hakimoglu
appointed CEO
July 2009
ClearOne named one of
America’s fastest
growing small public
companies by Fortune
Small Business
magazine
July 2011
CLRO added to Russell
Microcap® Index
August 2011
Court of Appeals affirms
ClearOne $11.7M award
in trade secrets case
September 2011
ClearOne acquires
MagicBox
February  2013
Board approves
increase of stock buy-
back to $10M
January 2013
ClearOne receives
$45M auction-rate
securities settlement
July 2006
SEC terminates
ClearOne investigation
May 2006
Zee Hakimoglu
named to Board
Company event
Stock buy-back
Acquisition
November 18, 2013